Exhibit 32

18 USCA §1350 Certification We, Luke Lalonde and Gary R. Benware, do hereby certify as follows:

     1.     We are the President and Chief Executive Officer and Principal Financial Officer, respectively, of SuperDirectories, Inc. ("Issuer").

     2.     The periodic report on Form 10-QSB to which this Certificate is an Exhibit fairly presents, in all material respects, the financial conditions and results of operations of the Issuer.

     3.     The periodic report on Form 10-QSB to which this Certificate is an Exhibit fully complies with Section 13(a) or 15(d) of the Exchange Act.

Date:	February 8, 2007	/s/ Luke Lalonde
Luke Lalonde, President and
Chief Executive Officer

Date:	February 8, 2007	/s/ Gary R. Benware
Gary R. Benware
Principal Financial Officer